Exhibit 4.3





                       WACHOVIA MORTGAGE LOAN TRUST, LLC,

                                  as Purchaser,

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                                    as Seller



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                        MORTGAGE LOAN PURCHASE AGREEMENT
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                           Dated as of August 24, 2005




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                                TABLE OF CONTENTS

                                                                            Page


                                        i

SECTION 1.            Definitions..............................................1

SECTION 2.            Purchase and Sale of the Mortgage Loans..................4

SECTION 3.            Mortgage Loan Schedule...................................6

SECTION 4.            Allocation of Payments; Mortgage Loan Files..............6

SECTION 5.            Material Defects.........................................7

SECTION 6.            Recordation of Assignments of Mortgages..................9

SECTION 7.            Representations and Warranties of Seller Concerning the
                       Mortgage Loans.........................................10

SECTION 8.            Representations and Warranties Concerning the Seller....14

SECTION 9.            Representations and Warranties Concerning the Purchaser.16

SECTION 10.           Conditions to Closing...................................17

SECTION 11.           Notices.................................................19

SECTION 12.           Assignment by Purchaser.................................19

SECTION 13.           Representations, Warranties and Agreements to
                       Survive Delivery.......................................19

SECTION 14.           Severability............................................19

SECTION 15.           Counterparts............................................19

SECTION 16.           Amendment...............................................19

SECTION 17.           GOVERNING LAW...........................................20

SECTION 18.           Further Assurances......................................20

SECTION 19.           Successors and Assigns..................................20

SECTION 20.           Maintain Rights in Effect...............................20

SECTION 21.           Entire Agreement........................................20

SECTION 22.           No Partnership..........................................20

                            EXHIBITS AND SCHEDULE TO
                        MORTGAGE LOAN PURCHASE AGREEMENT

Exhibit 1         Mortgage Loan Schedule Information
Exhibit 2         Schedule of Lost Notes
Exhibit 3         S&P LEVELS(R) Glossary, Version 5.6(c) Revised, Appendix E
Schedule A        Mortgage Loan Schedule

                        MORTGAGE LOAN PURCHASE AGREEMENT

                  MORTGAGE LOAN PURCHASE AGREEMENT, dated as of August 24, 2005, as amended and supplemented by any and all amendments hereto (collectively, the "Agreement"), by and between WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (the "Seller"), and WACHOVIA MORTGAGE LOAN TRUST, LLC, a Delaware limited liability company (the "Purchaser").

                  Upon the terms and subject to the conditions of this Agreement, the Seller agrees to sell, and the Purchaser agrees to purchase, certain conventional, adjustable rate, first lien mortgage loans secured primarily by one- to four-family residential properties as described herein. The Purchaser intends to sell the Mortgage Loans to U.S. Bank National Association, as trustee under the Pooling and Servicing Agreement, dated as of August 24, 2005 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, the Seller, as certificate administrator, Wells Fargo Bank, N.A. and National City Mortgage Co., as servicers, and U.S. Bank National Association, as trustee.

                  Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

     SECTION 1. Definitions. The following terms are defined as follows:

                  Agreement: The meaning set forth in the preambles hereto.

                  Closing Date: August 24, 2005.

                  Co-op Shares: Shares issued by private non-profit housing corporations.

                  Custodian: The Custodian under the Pooling and Servicing Agreement.

                  Cut-off Date: August 1, 2005.

                  Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Substitute Mortgage Loan.

                  Material Defect: The meaning set forth in Section 5(ii).

                  MERS: Mortgage Electronic Registration Systems, Inc.

                  Mortgage: The mortgage, deed of trust or instrument creating a lien on an interest in Mortgaged Property securing a Mortgage Note or creating a lien on a leasehold interest.

                  Mortgage File: The following documents:

                  (i) the original Mortgage Note, endorsed by manual or facsimile signature either (A) in blank or (B) in the following form: "Pay to the order of U.S. Bank, National Association, as Trustee, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing in and to that Mortgage Note);

                  (ii) the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Seller as being a true and correct copy of the Mortgage, if such copy is available;

                  (iii) a duly executed assignment of mortgage to "U.S. Bank, National Association, as trustee for the holders of the Wachovia Mortgage Loan Trust, LLC Mortgage Pass-Through Certificates, Series 2005-A Certificates" (which may be included in a blanket assignment or assignments), together with, except as provided below, originals of all interim recorded assignments of such mortgage or copies of such interim assignments certified by the Seller as being true and complete copies of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of the related Mortgage to the assignee thereof); provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of MERS or its designee, no assignment of mortgage in favor of the Trustee is required;

                  (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

                  (v) the original or duplicate original mortgagee title insurance policy and all riders thereto;
                  (vi) the original of any guarantee executed in connection with the Mortgage Note;

                  (vii) for each Mortgage Loan, if any, which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

                  (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

                  (ix) for each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                  (A) The stock certificate;

                  (B) The stock power executed in blank;

                  (C) The executed proprietary lease;

                  (D) The executed recognition agreement;

                  (E) The executed assignment of recognition agreement, if any;

                  (F) The executed UCC-1 financing statement with evidence of recording thereon; and

                  (G) Executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line of assignments from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

                  Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note.

                  Mortgage Loans: The mortgage loans listed on the Mortgage Loan Schedule.

                  Mortgage Loan Schedule: The list of Mortgage Loans, as from time to time amended by the Seller to reflect the addition of Substitute Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement, attached hereto as Schedule A.

                  Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

                  Mortgaged Property:  The property securing a Mortgage Loan.

                  Mortgagor:  The obligor on a Mortgage Note.

                  Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller or the Purchaser, reasonably acceptable to the Purchaser.

                  Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other organization or entity of any type, whether or not a legal entity.

                  Pooling and Servicing Agreement: The meaning set forth in the preambles hereto.

                  Prospectus Supplement: The supplement, dated August 22, 2005 to the Prospectus, dated July 21, 2005, relating to certain classes of the certificates issued under the Pooling and Servicing Agreement.

                  Purchase Price: The meaning specified in Section 2(ii).

                  Purchaser: The meaning set forth in the preambles hereto.

                  Remittance Date: As to any Distribution Date (as such term is defined in the Pooling and Servicing Agreement in effect as of the date hereof), by 2:00 p.m. Eastern time on the second Business Day immediately preceding such Distribution Date.

                  Repurchase Price: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be purchased by the Seller pursuant to this Agreement, an amount equal to the sum of (i)(a) the unpaid principal balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired by the Purchaser or its assignee, the unpaid principal balance at the date of the acquisition), plus (b) accrued but unpaid interest on the principal balance at the related Mortgage Interest Rate through and including the last day of the month of repurchase, and (ii) any costs and damages incurred by the Purchaser in connection with a breach of the representation contained in Section 7(iii) as a result of any violation of any predatory or abusive lending law with respect to such Mortgage Loan.

                 Seller: The meaning set forth in the preambles hereto.

                 Servicer: The applicable Servicer under the Pooling and Servicing Agreement.

                 Substitute Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the provisions of this Agreement. Upon such substitution, such mortgage loan shall be a "Mortgage Loan" hereunder.

                 Substitution Adjustment Amount: The meaning specified in
Section 5(v).

                 Transferred Property: The meaning specified in Section 2(i).

                 Trustee: The Trustee under the Pooling and Servicing Agreement.

     SECTION 2. Purchase and Sale of the Mortgage Loans.

(i) The Seller does hereby sell, assign, set over, transfer, and otherwise convey to the Purchaser on the Closing Date, without recourse (except as expressly provided herein), all of its right, title and interest, in, to and under the following: (A) the Mortgage Loans (including the related Mortgage Note and Mortgage, all monies due or to become due on the Mortgage Loans (other than payments of principal and interest due and payable on or before the Cut-off
Date), and all collections on the Mortgage Loans received after the Cut-off Date (other than payments of principal and interest due and payable on or before the Cut-off Date)); (B) any insurance policies in respect of the Mortgage Loans; and
(C) all proceeds of the foregoing (collectively, the "Transferred Property").

(ii) The purchase price (the "Purchase Price") for the Mortgage Loans and the related Transferred Property to be paid by the Purchaser to the Seller on the Closing Date shall be (A) a 0.01% Percentage Interest in the Class 1-A-R Certificates (as such terms are defined in the Pooling and Servicing Agreement in effect as of the date hereof) and (B) an amount equal to $444,199,615.26.

(iii) In consideration of the sale of the Mortgage Loans and the related Transferred Property by the Seller to the Purchaser on the Closing Date, the Purchaser shall pay to the Seller on the Closing Date by wire transfer of immediately available funds to a bank account designated by the Seller, the Purchase Price.

(iv) It is the express intent of the parties hereto that the transfer of the Mortgage Loans by the Seller to the Purchaser pursuant to this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans by the Seller to the Purchaser, including for accounting purposes, and not a secured borrowing. It is, further, not the intention of the parties that such transfer be deemed the grant of a security interest in the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then: (1) this Agreement shall constitute a security agreement, and (2) the transfer of the Mortgage Loans provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of, and the Seller hereby grants to the Purchaser, to secure all of the Seller's obligations hereunder, a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to (i)-the Mortgage Loans, (ii) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and (iii) all proceeds of the foregoing.

(v) The Seller shall file such financing statements, and the Seller and the Purchaser shall, to the extent consistent with this Agreement, take such other actions as may be necessary to ensure that, if this Agreement were found to create a security interest in the Mortgage Loans, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in force in the relevant jurisdiction.
(vi) Concurrently herewith, the Purchaser has contracted to sell the Mortgage Loans and other Transferred Property to the Trustee pursuant to the Pooling and Servicing Agreement. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording of multiple assignment documents, the Seller may execute one or more assignments of mortgages in blank or naming the Trustee as assignee, and may endorse the Mortgage Notes in blank or to the Trustee. Notwithstanding the fact that such assignments of mortgages name the Trustee as assignee and that Mortgage Notes are endorsed to the Trustee, the parties hereto acknowledge and agree that the Mortgage Loans for all purposes have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee.

SECTION 3. Mortgage Loan Schedule. The initial Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the information listed on Exhibit 1 to this Agreement with respect to each of the Mortgage Loans being sold by the Seller hereunder.

     SECTION 4. Allocation of Payments; Mortgage Loan Files.

(i) The Purchaser will be entitled to all payments of principal and interest on the Mortgage Loans due after the Cut-off Date, regardless of when actually collected, and all collections in respect of the Mortgage Loans received after the Cut-off Date, other than payments of principal and interest due and payable on or before the Cut-off Date. The Seller will be entitled to all scheduled payments of principal and interest on the Mortgage Loans due on or before the Cut-off Date, including payments of such collected after the Cut-off Date. Such principal and interest belonging to the Seller as described above will not be included in the aggregate principal balance of the Mortgage Loans as of the Cut-off Date as set forth on the initial Mortgage Loan Schedule.

(ii) In connection with the transfer and assignment of the Mortgage Loans, the Seller shall deliver or cause to be delivered to the Custodian on behalf of the Trustee as assignee of the Purchaser by the Closing Date, the documents required to be included in each Mortgage File; provided, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Mortgage, the assignment to the Trustee of such Mortgage, or intervening assignments thereof, which have been delivered, are being delivered or will, upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery as specified above, the Seller may deliver a true copy thereof with a certification by the Seller, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; (y) in lieu of the Mortgage, the assignment to the Trustee of such Mortgage, or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Seller to such effect) the Seller may deliver photocopies of such documents containing an original certification by the recording office of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the Mortgage Loans, each identified in the list attached hereto as Exhibit 2, the Seller may deliver lost note affidavits and indemnities of the Seller; and provided further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, may deliver to the Trustee and the Custodian a certification by the Seller or the Servicer servicing such Mortgage Loan to such effect. The Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies to the Custodian promptly after they are received. The Seller shall cause the Mortgage and intervening assignments, if any, to be recorded not later than 180 days after the Closing Date, unless such assignment is not required to be recorded under the terms set forth in Section 6(i).

     SECTION 5. Material Defects.

(i) On or before the Closing Date, the Seller shall make the Mortgage Files available to the Purchaser or its agent for examination, which examination may be at the offices of the Custodian or the Seller. The fact that the Purchaser or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's rights to demand cure, repurchase, substitution or other relief as provided in this Agreement.

(ii) If any document is missing, has not been executed, is unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in the Mortgage Loan Schedule (a "Material Defect"), the Purchaser or its assignee shall promptly notify the Seller in writing of such Material Defect. The Seller shall correct or cure any such Material Defect within 90 days from the date of notice of the Material Defect and if the Seller does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Purchaser or its assignee in the related Mortgage Loan, the Seller will either
(a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in this Section 5 or (b) purchase such Mortgage Loan from the Purchaser or its assignee at the Repurchase Price for such Mortgage Loan; provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered; provided, further that if such defect relates solely to the inability of the Seller to deliver the original Mortgage or intervening assignments thereof, or a certified copy, because the originals of such documents, or a certified copy, have not been returned by the applicable recording office, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase or substitution obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of the Seller or the applicable Servicer confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as assignee of the Purchaser, shall be effected by the Seller within thirty days of its receipt of the original recorded document.

(iii) With respect to each Substitute Mortgage Loan, the Seller shall promptly deliver to the Custodian, on behalf of the Trustee as assignee of the Purchaser, the Mortgage Note, the Mortgage, and the other documents required to be included in the related Mortgage File, with the Mortgage Note endorsed and the Mortgage assigned as required by the definition of Mortgage File. Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall be retained by the Seller and not transferred to the Purchaser. For the month of substitution, collections on the Mortgage Loans will include the scheduled payment due for such month on any Deleted Mortgage Loan for which the Seller has substituted a Substitute Mortgage Loan.

(iv) The Seller shall amend the Mortgage Loan Schedule to reflect the repurchase or transfer to the Seller of each Mortgage Loan that has become a Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loans and the Seller shall deliver the amended Mortgage Loan Schedule to the Purchaser, with a copy to each of the Trustee and the Custodian. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this agreement in all respects, and the Seller shall be deemed to have made to the Purchaser with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties set forth in Section-7. Upon any such substitution and the payment to the Trustee as assignee of the Purchaser of the Repurchase Price or of any required Substitution Adjustment Amount, the Purchaser shall cause the Custodian to release the Mortgage File relating to such Deleted Mortgage Loan to the Seller and the Purchaser and its assignees, as applicable, shall execute and deliver at the Seller's direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to transfer to the Seller, or its designee, any Defective Mortgage Loan substituted for or repurchased pursuant to this Section 5.

(v) For any month in which the Seller substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the amount (if any) by which the aggregate unpaid principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate unpaid principal balance of all such Deleted Mortgage Loans after application of the principal portion of the scheduled payments due in the month of substitution (the "Substitution Adjustment Amount") shall be paid to the Trustee as assignee of the Purchaser by the Seller on or before the Remittance Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

     SECTION 6. Recordation of Assignments of Mortgages.

     (i) The Seller shall, promptly after the Closing Date, cause each Mortgage and each assignment of Mortgage from the Seller to the Trustee, and all unrecorded intervening assignments, if any, delivered on or prior to the Closing Date, to be recorded in the recording offices in the jurisdictions where the related Mortgaged Properties are located; provided, however, the Seller need not cause to be recorded any assignment which relates to a Mortgage Loan if (a) such recordation is not required by the rating agencies rating the certificates issued under the Pooling and Servicing Agreement or an Opinion of Counsel has been provided to the Purchaser, the Trustee, and the Custodian which states that the recordation of such assignment is not necessary to protect the interest of the Purchaser or its assignee in the related Mortgage Loan or (b) MERS is identified on the Mortgage or a properly recorded assignment of the Mortgage as the mortgagee of record; provided, however, notwithstanding the delivery of any Opinion of Counsel, any assignment of Mortgage that has not been recorded pursuant to clause (a) shall be submitted for recording by the Seller in the manner described above, at the Seller's expense, upon 60 days' written notice to the Seller from the Purchaser or its assignee.

     (ii) While each such Mortgage or assignment is being recorded, if necessary, the Seller shall leave or cause to be left with the Custodian a certified copy of such Mortgage or assignment. In the event that, within 180 days of the Closing Date, the Purchaser, the Trustee, and the Custodian have not been provided an Opinion of Counsel as described in subsection (i) or received evidence of recording with respect to each Mortgage Loan pursuant to the terms hereof, the failure to provide evidence of recording or such Opinion of Counsel (in the alternative, if required) shall be considered a Material Defect, and the provisions of Section 5 shall apply. All customary recording fees and reasonable expenses relating to the recordation of the assignments of mortgage to the Trustee or the Opinion of Counsel, as the case may be, shall be borne by the Seller.

     SECTION 7. Representations and Warranties of Seller Concerning the Mortgage Loans. The Seller hereby represents and warrants to the Purchaser as of the Closing Date, or such other date prior thereto as may be specified below, with respect to each Mortgage Loan:

     (i) the information set forth in the Mortgage Loan Schedule hereto is true and correct in all material respects and all information provided by the Seller to the Purchaser regarding the Mortgage Loans, including the Mortgage Loan level detail, is true and correct in all material respects;

     (ii) immediately prior to the transfer to the Purchaser, the Seller was the sole owner and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same to the Purchaser free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Seller has full right and authority to sell or assign the same pursuant to this Agreement;

     (iii) each Mortgage Loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws; and each Mortgage Loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws and the terms of the related Mortgage Note, the Mortgage and other loan documents;

     (iv) there is no monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Seller, any of its affiliates nor any servicer of any related Mortgage Loan has taken any action to waive any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

     (v) the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Purchaser or its assignees;

     (vi) no selection procedure reasonably believed by the Seller to be adverse to the interests of the Purchaser or its assignees was utilized in selecting the Mortgage Loans;

     (vii) each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan and (iii)-other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage, except as enforceability may be limited by bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and by general principles of equity, whether in a proceeding in equity or at law;

     (viii) there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (xiii) below;

     (ix) as of the Cut-off Date, to the best of the Seller's knowledge, there was no delinquent tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property;

     (x) there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

     (xi) except to the extent insurance is in place which will cover such damage, each Mortgaged Property is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

     (xii) to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

     (xiii) a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or the Federal Home Loan Mortgage Corporation, was issued on the date that each Mortgage Loan was originated by a title insurance company which, to the best of the Seller's knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Seller and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Seller is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

     (xiv) at the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan;

     (xv) as of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Seller) against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the Stated Principal Balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Mortgage Loan, the improvements on the Mortgaged Property were in an area identified as a federally designated flood area, a flood insurance policy is in effect in an amount representing coverage not less than the least of (i) the unpaid principal balance of the Mortgage Loan, (ii) the restorable cost of improvements located on such Mortgaged Property or (iii) the maximum coverage available under federal law; and each Mortgage obligates the Mortgagor thereunder to maintain the insurance referred to above at the Mortgagor's cost and expense;

     (xvi) each Mortgage Loan constitutes a "qualified mortgage" under Section 860G(a)(3)(A) of the Internal Revenue Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9), without reliance on the provisions of Treasury Regulation Section  1.860G-2(a)(3) or Treasury Regulation
Section 1.860G-2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a "qualified mortgage" notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Internal Revenue Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9);

     (xvii) each Mortgage Loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (i) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (ii) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended;

     (xviii) none of the Mortgage Loans are (a) loans subject to 12 CFR Section 226.31, 12 CFR Section 226.32 or 12 CFR Section 226.34, as amended, or (b) "high cost home," "covered" (excluding home loans defined as "covered home loans" in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), "high risk home" or "predatory" loans under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

     (xix) no Mortgage Loan (a) is a "high cost loan" or "covered loan" as applicable (as such terms are defined in S&P LEVELS(R) Glossary, Version 5.6(c) Revised as of August 1, 2005, Appendix E, attached hereto as Exhibit 3, or, with respect to a Substitute Mortgage Loan, as such terms are defined in the version of the S&P LEVELS(R) Glossary in effect at the time such Mortgage Loan becomes a Substitute Mortgage Loan) or (b) was originated on or after October 1, 2002 through March 6, 2003 and is governed by the Georgia Fair Lending Act;

     (xx) the information set forth in Annex I of the Prospectus Supplement with respect to the Mortgage Loans is true and correct in all material respects;

     (xxi) each Mortgage Loan was originated in accordance with the underwriting guidelines of the related originator;

     (xxii) each original Mortgage has been recorded or is in the process of being recorded in accordance with the requirements of this Agreement in the jurisdiction where the related Mortgaged Property is located;

     (xxiii) the related Mortgage File contains each of the documents and instruments listed in the definition thereof, subject to any exceptions, substitutions and qualifications as are set forth in this Agreement;

     (xxiv) the Mortgage Loans are currently being serviced in accordance with accepted servicing practices;

     (xxv) at the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan, and the appraisal is in a form which was acceptable to Fannie Mae or the Federal Home Loan Mortgage Corporation at the time of origination; and

     (xxvi) none of the Mortgage Loans that are secured by property located in the State of Illinois are in violation of the provisions of the Illinois Interest Act.

     It is understood and agreed that the representations and warranties set forth in this Section 7 will inure to the benefit of the Purchaser and its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File. Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made by the Seller as to any Substitute Mortgage Loan as of the date of substitution.

     Upon discovery by the Seller or upon notice to the Seller from the Purchaser, the Trustee, or a Servicer of a breach of the Seller's respective representations or warranties set forth in Section 7 that materially and adversely affects the interests of the Purchaser or its assignees in any Mortgage Loan, the Seller shall, within 90 days from the earlier of the date of discovery by the Seller of such breach and the date the Seller receives written notice of such breach, (i) cure such breach in all material respects, (ii) purchase the affected Mortgage Loan at the applicable Repurchase Price or (iii) if within two years of the Closing Date, substitute a qualifying Substitute Mortgage Loan in exchange for such Mortgage Loan. The obligations of the Seller to cure, purchase or substitute a qualifying Substitute Mortgage Loan shall constitute the sole and exclusive remedies of the Purchaser or its assignees respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans. A breach of the representations and warranties made in any of clause (xviii) or (xix)(b) of this Section 7 will be deemed to materially and adversely affect the value of the interests of the Purchaser or its assignees in the related Mortgage Loan. Any repurchase or substitution required pursuant to this Section 7 shall be carried out in accordance with the requirements of
Section 5.

     Any cause of action against the Seller relating to or arising out of a breach by the Seller of any representations and warranties made in this Section 7 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Seller or written notice thereof by the party discovering such breach and (ii) failure by the Seller to cure such breach, purchase such Mortgage Loan or substitute a qualifying Substitute Mortgage Loan pursuant to the terms hereof.

     SECTION 8. Representations and Warranties Concerning the Seller. As of the Closing Date, the Sellerrepresents and warrants to the Purchaser as follows:

     (i) The Seller is a national banking association duly organized and validly existing under the laws of the United States of America and is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan;

     (ii) The Seller has the power and authority to make, execute, deliver and perform its obligations under this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

     (iii) The Seller is not required to obtain the consent of any other Person or any consents, licenses, approvals or authorizations from, or registrations or declarations with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be;

     (iv) The execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not violate the Seller's Articles of Association or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Seller is a party or which is applicable to the Seller or any of its assets;

     (v) There are no actions, suits, proceedings or investigations before any court, tribunal, administrative agency, arbitrator or governmental body pending or, to the best of the Seller's knowledge, threatened, against the Seller, that, if decided adversely, would materially and adversely affect (A) the condition (financial or otherwise), business or operations of the Seller, (B) the ability of the Seller to perform its obligations under, or the validity or enforceability of, this Agreement or the Pooling and Servicing Agreement or (C) the transactions contemplated by this Agreement;

     (vi) This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

     (vii) This Agreement constitutes a valid transfer and assignment to the Purchaser of all right, title and interest of the Seller in and to the Mortgage Loans and the other Transferred Property, and nothing has been done by the Seller to impair the rights of the Purchaser or its assignees with respect thereto;

     (viii) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, or municipal governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or its properties or might have consequences that would materially adversely affect its performance hereunder; and

     (ix) The information in the Prospectus Supplement described in the Sections entitled "SUMMARY OF TERMS -- The Mortgage Pool," " THE MORTGAGE POOL" and "ANNEX I -- MORTGAGE POOL DATA" does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     SECTION 9. Representations and Warranties Concerning the Purchaser. As of the Closing Date, the Purchaser represents and warrants to the Seller as follows:

     (i) The Purchaser (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is qualified and in good standing as a foreign corporation in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Purchaser's business as presently conducted or on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

     (ii) The Purchaser has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

     (iii) The execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the
Purchaser; and neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of the transactions herein contemplated, nor compliance by the Purchaser with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the articles of incorporation or by-laws of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

     (iv) The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

     (v) This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Seller, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

     (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened, against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially and adversely affect the Purchaser's ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

     SECTION 10.  Conditions to Closing.

     (1) The obligations of the Purchaser under this Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (a) Each of the obligations of the Seller required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the dates specified in all material respects; no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement; and the Purchaser shall have received a certificate to that effect signed by an authorized officer of the Seller.

          (b) The Purchaser shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

               (i) A certificate of an officer of the Seller dated as of the Closing Date, in a form reasonably acceptable to the Purchaser, and attached thereto copies of the charter and by-laws of the Seller and evidence as to the good standing of the Seller dated as of a recent date; and

               (ii) One or more opinions of counsel from the Seller's counsel in form and substance reasonably satisfactory to the Purchaser.

          (c) The certificates to be issued under the Pooling and Servicing Agreement and sold to Wachovia Capital Markets shall have been issued and sold to Wachovia Capital Markets.

          (d) The Seller shall have furnished to the Purchaser such other certificates of its officers or others and such other documents and opinions of counsel to evidence fulfillment of the conditions set forth in this Agreement and the transactions contemplated hereby as the Purchaser and its counsel may reasonably request.

     (2) The obligations of the Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (a) The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects, and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct in all material respects as of the date hereof, and no event shall have occurred which would constitute a breach by it of the terms of this Agreement, and the Seller shall have received a certificate to that effect signed by an authorized officer of the Purchaser.

          (b) The Seller shall have received copies of all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to the Seller, duly executed by all signatories other than the Seller as required pursuant to the respective terms thereof:

               (i) A certificate of an officer of the Purchaser dated as of the Closing Date, in a form reasonably acceptable to the Seller, and attached thereto copies of the Purchaser's articles of incorporation and by-laws, and evidence as to the good standing of the Purchaser dated as of a recent date; and

               (ii) One or more opinions of counsel from the Purchaser's counsel in form and substance reasonably satisfactory to the Seller.

     SECTION 11. Notices. All demands, notices and communications hereunder shall be in writing but may be delivered by facsimile transmission subsequently confirmed in writing. Notices to the Seller shall be directed to [address], and notices to the Purchaser shall be directed to [address]; or to any other address as may hereafter be furnished by one party to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt) provided that it is received on a business day during normal business hours and, if received after normal business hours, then it shall be deemed to be received on the next business day.

     SECTION 12. Assignment by Purchaser. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the Purchaser's transfer of its interest in this Agreement to the Trustee pursuant to the Pooling and Servicing Agreement and the enforcement by the Trustee of any right or remedy against the Seller pursuant to this Agreement. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly. Notwithstanding the foregoing, the sole and exclusive right and remedy of the Trustee with respect to a breach of a representation or warranty of the Seller shall be the cure, purchase or substitution obligations of the Seller contained in Sections 5 and 7 hereof.

     SECTION 13. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive the sale of the Mortgage Loans to the Purchaser and the transfer of the Mortgage Loans by the Purchaser to the Trustee.

     SECTION 14. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

     SECTION 15. Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but which together shall constitute one and the same agreement.

     SECTION 16. Amendment. This Agreement cannot be amended or modified in any manner without the prior written consent of each party.

     SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 18. Further Assurances. Each of the parties agrees to execute and deliver such instruments and take such actions as another party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

     SECTION 19. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and their permitted successors and assigns. The Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement to the Trustee as provided in Section 12. Any person into which the Seller may be merged or consolidated, any person resulting from any merger or consolidation involving the Seller, any person resulting from a change in form of the Seller or any person succeeding to the business of the Seller, shall be considered the "successor" of the Seller hereunder and shall be considered a party hereto without the execution or filing of any paper or any further act or consent on the part of any party hereto. Except as provided in this Section and in Section 12 hereto, this Agreement cannot be assigned by either party hereto without the written consent of the other parties to this Agreement.

     SECTION 20. Maintain Rights in Effect. The Seller and the Purchaser will each keep in full effect all rights with respect to itself as are necessary to perform its respective obligations under this Agreement.

     SECTION 21. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

     SECTION 22. No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                            WACHOVIA MORTGAGE LOAN TRUST, LLC

                                            By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                            WACHOVIA BANK, NATIONAL ASSOCIATION

                                            By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT 1

                       MORTGAGE LOAN SCHEDULE INFORMATION

         The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

(a) the loan number;

(b) the Mortgagor's name;

(c) the city, state and zip code of the Mortgaged Property;

(d) the property type;

(e) the Mortgage Interest Rate;

(f) the servicing fee rate;

(g) the net mortgage interest rate;

(h) the original term;

(i) the maturity date;

(j) the stated remaining term to maturity;

(k) the original principal balance;

(1) the first payment date;

(m) the principal and interest payment in effect as of the Cut-off Date;

(n) the unpaid principal balance as of the Cut-off Date;

(o) the loan-to-value ratio at origination;

(p) the paid-through date;

(q) the insurer of any primary mortgage insurance policy;

(r) the gross margin;

(s) the maximum Mortgage Interest Rate;

(t) the minimum Mortgage Interest Rate;

(u) the periodic rate cap;

(v) the number of days delinquent, if any; and

(w) the term for which the Mortgage Interest Rate is fixed.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (k) and (n) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (e), (f) and (g) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

                                    EXHIBIT 2

                             SCHEDULE OF LOST NOTES

                                    EXHIBIT 3


           S&P LEVELS(R) Glossary, Version 5.6(c) Revised, Appendix E

                                                          REVISED August 1, 2005

APPENDIX E - S&P Anti-Predatory Lending Categorization


S&P has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in S&P High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

S&P High Cost Loan Categorization

--------------------------------------------------------------------------------
                       ---------------------------------------------------------
  State/Jurisdiction    Name of Anti-Predatory Lending       Category under
                                                               Applicable
                                                             Anti-Predatory
                               Law/Effective Date              Lending Law
--------------------------------------------------------------------------------
Arkansas               Arkansas Home Loan Protection      High Cost Home Loan
                       Act, Ark. Code Ann. ss.ss. 23-53-101
                       et seq.
                       -- ---

                       Effective July 16, 2003
--------------------------------------------------------------------------------
Cleveland Heights, OH  Ordinance No. 72-2003 (PSH), Mun.  Covered Loan
                       Code ss.ss. 757.01 et seq.
                                          -- ---

                       Effective June 2, 2003
--------------------------------------------------------------------------------
Colorado               Consumer Equity Protection, Colo.  Covered Loan
                       Stat. Ann. ss.ss. 5-3.5-101 et seq.
                                                   -- ---

                       Effective for covered loans offered or entered into on or
                       after January 1, 2003. Other provisions of the Act took
                       effect on June 7, 2002
--------------------------------------------------------------------------------
Connecticut            Connecticut Abusive Home Loan      High Cost Home Loan
                       Lending Practices Act, Conn. Gen.
                       Stat. ss.ss. 36a-746 et seq.

                       Effective October 1, 2001
--------------------------------------------------------------------------------
District of Columbia   Home Loan Protection Act, D.C.     Covered Loan
                       Code ss.ss. 26-1151.01 et seq.
                                              -- ---

                       Effective for loans closed on or
                       after January 28, 2003
--------------------------------------------------------------------------------
Florida Fair Lending Act, Fla. Stat. Ann. High Cost Home Loan ss.ss. 494.0078 et seq.
                                       -- ---

                       Effective October 2, 2002
--------------------------------------------------------------------------------
Georgia (Oct. 1, 2002  Georgia Fair Lending Act, Ga.      High Cost Home Loan
- Mar. 6, 2003)        Code Ann. ss.ss. 7-6A-1 et seq.
                                               -- ---

                       Effective October 1, 2002 - March
                       6, 2003
--------------------------------------------------------------------------------
Georgia as amended     Georgia Fair Lending Act, Ga.      High Cost Home Loan
(Mar. 7, 2003 -        Code Ann. ss.ss. 7-6A-1 et seq.
                                               -- ---
current)
                       Effective for loans closed on or
                       after March 7, 2003
--------------------------------------------------------------------------------
HOEPA Section 32       Home Ownership and Equity          High Cost Loan
                       Protection Act of 1994, 15 U.S.C.
                       ss. 1639, 12 C.F.R. ss.ss. 226.32 and
                       226.34

                       Effective October 1, 1995,
                       amendments October 1, 2002
--------------------------------------------------------------------------------
Illinois               High Risk Home Loan Act, Ill.      High Risk Home Loan
                       Comp. Stat. tit. 815, ss.ss. 137/5 et seq.

                       Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)
--------------------------------------------------------------------------------
Indiana                Indiana Home Loan Practices Act,   High Cost Home Loan
                       Ind. Code Ann. ss.ss. 24-9-1-1 et
                                                      --
                       seq.

                       Effective for loans originated on or after January 1,
                       2005.
--------------------------------------------------------------------------------
Kansas                 Consumer Credit Code, Kan. Stat.   High Loan to Value
                       Ann. ss.ss. 16a-1-101 et seq.     Consumer Loan (id. ss.
                                             -- ---                          ---
                                                          16a-3-207) and;
                       Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                          High APR Consumer
                                                          Loan (id. ss.
                                                                ---
                                                          16a-3-308a)
--------------------------------------------------------------------------------
Kentucky 2003 KY H.B. 287 - High Cost Home High Cost Home Loan Loan Act, Ky. Rev. Stat. ss.ss.
                       360.100 et seq.
                               -- ---

                       Effective June 24, 2003
--------------------------------------------------------------------------------
Maine                  Truth in Lending, Me. Rev. Stat.   High Rate High Fee
                       tit. 9-A, ss.ss. 8-101 et seq.         Mortgage
                                              -- ---

                       Effective September 29, 1995 and
                       as amended from time to time
--------------------------------------------------------------------------------
Massachusetts          Part 40 and Part 32, 209 C.M.R.    High Cost Home Loan
                       ss.ss. 32.00 et seq. and 209 C.M.R.
                                    -- ---
                       ss.ss. 40.01 et seq.
                                    -- ---

                       Effective March 22, 2001 and
                       amended from time to time
--------------------------------------------------------------------------------
                       Massachusetts Predatory Home Loan  High Cost Home
                       Practices Act                      Mortgage Loan
                       Mass. Gen. Laws ch. 183C, ss.ss. 1 et seq.

                       Effective November 7, 2004
--------------------------------------------------------------------------------
Nevada                 Assembly Bill No. 284, Nev. Rev.   Home Loan
                       Stat. ss.ss. 598D.010 et seq.

                       Effective October 1, 2003
--------------------------------------------------------------------------------
New Jersey             New Jersey Home Ownership          High Cost Home Loan
                       Security Act of 2002, N.J. Rev.
                       Stat. ss.ss. 46:10B-22 et seq.

                       Effective for loans closed on or
                       after November 27, 2003
--------------------------------------------------------------------------------
New Mexico             Home Loan Protection Act, N.M.     High Cost Home Loan
                       Rev. Stat. ss.ss. 58-21A-1 et seq.
                                                  -- ---

                       Effective as of January 1, 2004;
                       Revised as of February 26, 2004
--------------------------------------------------------------------------------
New York               N.Y. Banking Law Article 6-l       High Cost Home Loan

                       Effective for applications made
                       on or after April 1, 2003
--------------------------------------------------------------------------------
North Carolina         Restrictions and Limitations on    High Cost Home Loan
                       High Cost Home Loans, N.C. Gen.
                       Stat. ss.ss. 24-1.1E et seq.

                       Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)
--------------------------------------------------------------------------------
Ohio                   H.B. 386 (codified in various      Covered Loan
                       sections of the Ohio Code), Ohio
                       Rev. Code Ann. ss.ss. 1349.25 et seq.
                                                     -- ---

                       Effective May 24, 2002
--------------------------------------------------------------------------------
Oklahoma               Consumer Credit Code (codified in  Subsection 10
                     various sections of Title 14A) Mortgage

                       Effective July 1, 2000; amended
                       effective January 1, 2004
--------------------------------------------------------------------------------
South Carolina         South Carolina High Cost and       High Cost Home Loan
                       Consumer Home Loans Act, S.C.
                       Code Ann. ss.ss. 37-23-10 et seq.

                       Effective for loans taken on or
                       after January 1, 2004
--------------------------------------------------------------------------------
West Virginia          West Virginia Residential          West Virginia
                       Mortgage Lender, Broker and        Mortgage Loan Act
                       Servicer Act, W. Va. Code Ann. ss.ss.  Loan
                       31-17-1 et seq.
                               -- ---

                       Effective June 5, 2002
--------------------------------------------------------------------------------


S&P Covered Loan Categorization

--------------------------------------------------------------------------------
  State/Jurisdiction    Name of Anti-Predatory Lending       Category under
                                                               Applicable
                                                             Anti-Predatory
                               Law/Effective Date              Lending Law
--------------------------------------------------------------------------------
Georgia (Oct. 1, 2002  Georgia Fair Lending Act, Ga.      Covered Loan
- Mar. 6, 2003)        Code Ann. ss.ss. 7-6A-1 et seq.
                                               -- ---

                       Effective October 1, 2002 - March
                       6, 2003
--------------------------------------------------------------------------------
New Jersey             New Jersey Home Ownership          Covered Home Loan
                       Security Act of 2002, N.J. Rev.
                       Stat. ss.ss. 46:10B-22 et seq.

                       Effective November 27, 2003 -
                       July 5, 2004
--------------------------------------------------------------------------------

S&P Home Loan Categorization

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  State/Jurisdiction    Name of Anti-Predatory Lending       Category under
                                                               Applicable
                                                             Anti-Predatory
                               Law/Effective Date              Lending Law
--------------------------------------------------------------------------------
Georgia (Oct. 1, 2002  Georgia Fair Lending Act, Ga.      Home Loan
- Mar. 6, 2003)        Code Ann. ss.ss. 7-6A-1 et seq.
                                               -- ---

                       Effective October 1, 2002 - March
                       6, 2003
--------------------------------------------------------------------------------
New Jersey             New Jersey Home Ownership          Home Loan
                       Security Act of 2002, N.J. Rev.
                       Stat. ss.ss. 46:10B-22 et seq.

                       Effective for loans closed on or
                       after November 27, 2003
--------------------------------------------------------------------------------
New Mexico             Home Loan Protection Act, N.M.     Home Loan
                       Rev. Stat. ss.ss. 58-21A-1 et seq.
                                                  -- ---

                       Effective as of January 1, 2004;
                       Revised as of February 26, 2004
--------------------------------------------------------------------------------
North Carolina         Restrictions and Limitations on    Consumer Home Loan
                       High Cost Home Loans, N.C. Gen.
                       Stat. ss.ss. 24-1.1E et seq.

                       Effective July 1, 2000; amended October 1, 2003 (adding
                       open-end lines of credit)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
South Carolina         South Carolina High Cost and       Consumer Home Loan
                       Consumer Home Loans Act, S.C.
                       Code Ann. ss.ss. 37-23-10 et seq.

                       Effective for loans taken on or
                       after January 1, 2004
--------------------------------------------------------------------------------

                                   SCHEDULE A


                             MORTGAGE LOAN SCHEDULE